Exhibit 99.2

SolarWinds Sets Record and Closing Date for Spin-Off of N-able

Company Establishes Record Date of July 12, 2021

Anticipates Completing Spin-Off on July 19, 2021

AUSTIN, Texas – June 25, 2021 – SolarWinds Corporation (NYSE: SWI) (“SolarWinds”), a leading provider of powerful and affordable IT management software, today announced that its Board of Directors has established July 12, 2021 as the record date (the “Record Date”) and July 19, 2021 as the anticipated distribution date (the “Distribution Date”) in connection with the previously announced potential spin-off of its MSP business into a standalone, separately-traded public company named N-able, Inc. (“N-able”). Following the separation, N-able will provide cloud-based software solutions for managed service providers (“MSPs”), enabling them to support digital transformation and growth within small and medium-sized enterprises. SolarWinds will retain its Core IT Management business focused primarily on providing IT infrastructure management software to corporate IT organizations. N-able common stock will trade on the New York Stock Exchange under the symbol “NABL.”

Additional Details about the Separation

The separation will be effected by means of a pro rata distribution (the “Distribution”) of shares N-able common stock to holders of SolarWinds common stock as of the close of business on the Record Date. Each SolarWinds stockholder as of the Record Date will receive one share of N-able common stock for every two shares of SolarWinds common stock held by such stockholder as of the Record Date. Stockholders will receive cash in lieu of any fractional shares that they would otherwise receive in the Distribution.

Holders of SolarWinds common stock as of the Record Date are not being asked to take any action to receive N-able common stock in the Distribution. No stockholder approval of the Distribution is required, and you do not need to pay any consideration, exchange or surrender your existing shares of SolarWinds common stock or take any other action to receive your shares of N-able common stock. The Distribution will not affect the number of outstanding shares of SolarWinds common stock or any rights of SolarWinds stockholders.

A Registration Statement on Form 10 (the “Form 10”) was previously filed by N-able and today was declared effective by the U.S. Securities and Exchange Commission. The Form 10 includes a preliminary information statement attached as Exhibit 99.1 to the Form 10 describing the separation, N-able’s business, certain risks of owning the common stock of N-able and other details regarding the separation from SolarWinds and the Distribution to SolarWinds stockholders. A final version of the information statement will be filed with the U.S. Securities and Exchange Commission and made available to SolarWinds stockholders as of the Record Date.

For U.S. federal income tax purposes, the separation is intended to be tax-free to SolarWinds shareholders, except with respect to any cash received in lieu of fractional shares. SolarWinds shareholders should consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the separation.

Beginning on July 9, 2021, and continuing until the occurrence of the Distribution, SolarWinds expects that SolarWinds common stock will trade in two markets on the NYSE: in the “regular-way” market under the symbol “SWI” and in the “ex-distribution” market under the symbol “SWI WI”. Shares of

SolarWinds common stock that trade in the “regular-way” market will trade with an entitlement to shares of N-able common stock to be distributed pursuant to the Distribution. Shares that trade in the “ex-distribution” market will trade without an entitlement to shares of N-able common stock to be distributed pursuant to the Distribution.

Any SolarWinds stockholders who sell their shares in the “regular-way” market on or before July 19, 2021, will also be selling their right to receive N-able’s common stock in the Distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying and selling SolarWinds common stock on or before the Distribution Date.

Trading in common stock of N-able is expected to begin on a “when issued” basis on or about July 9, 2021 on the New York Stock Exchange, under the symbol “NABL WI”. “When issued” trading of common stock of N-able will continue until the Distribution occurs. SolarWinds anticipates that “regular way” trading of common stock of N-able under the symbol “NABL” will begin on July 20, 2021.

The completion of the separation and Distribution of N-able’s common stock is subject to the satisfaction or waiver of certain conditions as more fully described in N-able’s Registration Statement on Form 10 (File No. 001-40297), as amended.

In addition, on May 25, 2021 and May 28, 2021, respectively, the Board of Directors of SolarWinds and the holders of the majority in voting power of all the then-outstanding shares of common stock of SolarWinds, acting by written consent, approved and authorized the Board of Directors to (i) effect a reverse stock split (the “Reverse Stock Split”) with a ratio between 2:1 to 4:1, with the final ratio to be determined by the Board of Directors, in its sole discretion, and (ii) file an amendment to SolarWinds’ Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the Reverse Stock Split (the “Amendment”). An information statement on Schedule 14C relating to the Reverse Stock Split was mailed to SolarWinds stockholders as of May 28, 2021 on June 11, 2021 and the resolutions of the stockholders of SolarWinds approving the Reverse Stock Split and the Amendment will become effective on July 1, 2021. The Board of Directors is authorized to effect the Reverse Stock Split at any time prior to December 31, 2021 and may choose to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of SolarWinds and its stockholders.

In connection with the Distribution, an indirect subsidiary of N-able is expected to enter into a credit agreement providing for $410.0 million of first lien secured credit facilities, consisting of a $60.0 million revolving credit facility (the “Revolving Facility”) and a $350.0 million term loan facility (the “Term Loan”), with JPMorgan Chase, Bank, N.A. as administrative agent and collateral agent, and the lenders from time to time party thereto. The expected use of the net proceeds from the Term Loan will primarily be used to repay existing intercompany indebtedness. The amount of the Term Loan remaining after repaying the intercompany indebtedness (the “Excess Loan Proceeds”) will be distributed through the chain of ownership to N-able. N-able will use the Excess Loan Proceeds to pay a distribution to N-able’s direct stockholder, SolarWinds Holdings, Inc. (“SolarWinds Holdings”), which will be declared prior to the Distribution Date. Subject to the approval of the Board of Directors of both SolarWinds and SolarWinds Holdings, SolarWinds Holdings will then use the Excess Loan Proceeds to either pay down its existing third-party indebtedness or make a distribution to the stockholders of SolarWinds Holdings. Subject to the approval of the Board of Directors of SolarWinds, any Excess Loan Proceeds distributed to SolarWinds will ultimately be distributed to the stockholders of SolarWinds. The exact amount of any such Excess Loan Proceeds will be determined immediately prior to the Distribution but is currently estimated to be an amount equal to approximately $20.0 million. The Revolving Facility will primarily be available for general corporate purposes of N-able.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding the structure, timing and completion of the separation and distribution of the N-able business and statements regarding our anticipated distribution of the excess proceeds received from N-able in connection with the repayment of intra-company indebtedness. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the potential separation of N-able into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (b) risks related to the cyber incident disclosed in December 2020 (the “Cyber Incident”), including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to our environment and its related activities during such period, and the related impact on our systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of SolarWinds’ or N-able’s current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, and (6) the possibility that our steps to secure our internal environment, improve our product development environment and protect the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (c) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (d) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (e) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (f) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (g) our status as a controlled company; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 10, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

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About SolarWinds

SolarWinds is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and MSPs —to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products designed to solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-

to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions.

About N-able

N-able (formerly SolarWinds MSP) empowers managed services providers (MSPs) to help small and medium enterprises navigate the digital evolution. With a flexible technology platform and powerful integrations, N-able makes it easy for MSPs to monitor, manage, and protect their end customer systems, data, and networks. N-able’s growing portfolio of security, automation, and backup and recovery solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. N-able provides extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help MSPs deliver exceptional value and achieve success at scale.

© 2021 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com